Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “JUMPKICKS, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF AUGUST, A.D. 2007, AT 2:39 O’CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS .

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

Authentication: 5910252
Date: 08-08-07

Certificate of Incorporation of Jumpkicks, Inc.

CERTIFICATE OF INCORPORATION
OF
JUMPKICKS, INC.

The undersigned incorporator, for the purpose of incorporating a corporation under the General Corporation Law of the State of Delaware, does execute this Certificate of Incorporation and does hereby certify as follows:

ARTICLE I
Corporate Name

The name of the Corporation is JUMPKICKS, INC. (the "Corporation").

ARTICLE II
Registered Office

The address of the registered office of the Corporation in the State of Delaware is:

Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808
New Castle County

The name of the Corporation's registered agent is Corporation Service Company.

ARTICLE III
Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the DGCL.

ARTICLE IV
Capital Stock

A. CLASSES OF STOCK.

The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock."  The total number of shares which the Corporation is authorized to issue is 100,000,000 shares.  90,000,000 shares shall be Common Stock, each having a par value of $0.001.  10,000,000 shares shall be Preferred Stock, each having a par value of $0.001.

B. ISSUANCE OF PREFERRED STOCK

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the

Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK.

1.            Dividend Rights. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.            Redemption. The Common Stock is not redeemable upon demand of any holder thereof or upon demand of the Corporation.

3.            Voting Rights.  Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

ARTICLE V
Board of Directors

A. MANAGEMENT OF BUSINESS

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B.            BOARD OF DIRECTORS

Election of Directors.  Each director will serve a term of one year.  Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.  The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation (the "Bylaws") so provide.

Removal of Directors.  Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, following the date of this Certificate of Incorporation, no individual director may be removed without cause.

Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.

Vacancies.  Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

ARTICLE VI
Indemnification

A.	EXCULPATION

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is hereafter amended to further reduce or to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the Corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

B.	INDEMNIFICATION

To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, voting of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

C.	EFFECT OF REPEAL OR MODIFICATION

Any repeal or modification of any of the foregoing provisions of this Article VI shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE VII
Preemptive Rights

No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the Corporation shall have by contract agreed.

ARTICLE VIII
Amendment to Certificate of Incorporation

A.            CORPORATION

  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.            STOCKHOLDERS

Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VIII, IX, X, XI.

ARTICLE IX
Amendment of Bylaws

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

ARTICLE X
Shareholder Action

No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws. Special meetings of the stockholders shall be called only by the President, the Chief Executive Officer, the Chairman of the Board, or a majority of the Board of Directors.

ARTICLE XI
Shareholder Meetings

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE XII
Effective Date

This certificate shall be effective as of August 3, 2007.

I, The Undersigned, for purpose of forming a corporation under the laws of the State of Delaware, do make, file and record the Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hands this 3rd day of August, 2007.

BY:	/s/ Richard S. Douglas

NAME:	Richard S. Douglas 1018 Klamath River Ave. Henderson, NV 89002

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “JUMPKICKS, INC.”, CHANGING ITS NAME FROM “JUMPKICKS, INC.” TO "AMARANTUS BIOSCIENCES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTY DAY OF MAY, A.D. 2011, AT 1:32 O’CLOCK P.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS .

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

Authentication: 8791589
Date: 5-26-11

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Jumpkicks, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered I so that, as amended, said Article shall be and read as follows:

ARTICLE I

The name of the Corporation is Amarantus BioSciences, Inc. (the “Corporation”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 25th day of May, 2011.

/s/ Martin D. Cleary
Martin D. Cleary
President and CEO